UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2006

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On February 7, 2006, the Company entered into two Securities Purchase Agreements with certain new and existing investors (copies of the Securities Purchase Agreements are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference). Pursuant to the Securities Purchase Agreements, the Company issued a total of 2,000,000 shares of the Company’s common stock at a price of $3.00 per share for gross proceeds of $6.0 million and issued warrants to the investors to purchase an additional 799,999 shares of common stock of the Company at an exercise price of $4.28 per share. The warrants have a 5-year term and will be exercisable beginning August 7, 2006. Net proceeds from the issuance are expected to be approximately $5.4 million after payment of fees and costs.

The securities issued pursuant to the Securities Purchase Agreements were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Under the Securities Purchase Agreements, the Company also granted certain registration rights to each of the investors pursuant to which the Company expects to file a registration statement on Form S-3 by April 7, 2006, with respect to the common stock issued under the Securities Purchase Agreements and the common stock issuable upon conversion of the related warrants.

Item 7.01. Regulation FD Disclosure.

On February 8, 2006, the Company issued the press release attached to this report as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Securities Purchase Agreement dated February 7, 2006, by and among the Company and the investors party thereto.

Exhibit 10.2 Securities Purchase Agreement dated February 7, 2006, by and among the Company and the investors party thereto.

Exhibit 99.1 Press release dated February 8, 2006.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.

(Registrant)

February 10, 2006	/s/ Steve Valenzuela

Date	(Signature)

By: Steve Valenzuela
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated February 7, 2006, by and among the Company and the investors party thereto.

10.2	Securities Purchase Agreement dated February 7, 2006, by and among the Company and the investors party thereto.

99.1	Press release dated February 8, 2006